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                                                                       (b)(24)

SALOMON BROTHERS
REALTY CORP.
388 Greenwich Street
New York, New York 10013


212-816-8179


                                        December 19, 2000

North Valley Tech LLC
c/o First Union Real Estate Investments
551 Fifth Avenue, Suite 1416
New York, New York 10176-1499
Attention: Mr. David Schonberger

          Re: Loan Agreement, dated as of July 27, 1999 (the "Loan Agreement"), by and among North Valley Tech, as borrower, Salomon Brothers Realty Corp., as agent and initial lender ("Salomon") and LaSalle Bank National Association, as collateral agent ("Collateral Agent")

Dear David:

           Reference is made to the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.


           Salomon is pleased to issue this commitment (the "Commitment") to restructure the Loan on the terms set forth in the previous letters sent by Salomon to you, copies of which are attached hereto as Exhibit A (the "Application") together with the additional terms set forth below.


     Loan Amount:             $22,500,000 (additional advance ("Additional
                              Advance") equal to $6,500,000.

     Additional Advance Fee:  1% on the additional advance amount (ie. $65,000).

     Interest Rate:           One month LIBOR plus 3.25%.

     Interest Rate Cap:       As a condition precedent to the funding of the
                              Additional Advance, Borrower shall purchase an interest rate cap in the notional amount of the Additional Advance. The interest rate cap shall have a strike rate equal to not greater than 9.00% and shall be purchased from a counterparty acceptable to Salomon.

     Guarantor:               Radiant Ventures I L.L.C.

     Cost Certification:      Guarantor shall certify, as a condition to funding
                              of the additional advance, that the allocated cost for the Mortgaged Property is not less than $30,000,000.

     Expenses:                Borrower shall pay Salomon's out-of-pocket costs
                              and expenses incurred in implementing the Additional Advances and restructure







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North Valley Tech LLC
December 19, 2000
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                              described in this Commitment.

     Third Party Reports:     As a condition precedent to the funding of the
                              Additional Advance, Borrower will deliver to Salomon at Borrower's expense updated third party reports (i.e. Appraisal, Engineering Report and
                              Environmental Report) with respect to the Mortgage
                              Property in form and substance acceptable to Salomon.


     Prepaid Rent, Etc.:      As a condition precedent to the funding of the
                              Additional Advance, Prepaid Rent and the amount of any funds the Borrower owes to tenants in respect of TI Costs that exceed the amount in the leasing reserve escrow account (to the extent such liability is not paid as of the Additional Advance funding date) shall be held in a reserve pledged to Salomon.

           This Commitment is subject to the condition precedent that the Additional Advance is funded on or prior to February 16, 2001 (unless such date is extended by mutual agreement between Salomon and yourselves).

           If you are in agreement with the foregoing, please execute this letter in the space provided below and return it to the undersigned.

                                        Very truly yours,

                                        SALOMON BROTHERS REALTY CORP.
                                        a New York corporation

                                        By: /s/ A. George Newman
                                           ----------------------
                                           Name: A. George Newman
                                           Title: Authorized Agent

Accepted and Agreed:


NORTH VALLEY TECH LLC,
a Delaware limited liability company

By: NVT Corp., A Delaware corporation, its manager

          By: /s/ David Schonberger
             ----------------------
          Name: David Schonberger
          Title: Vice President